UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 19, 2015, Depomed, Inc. issued the following (1) press release and (2) statement:

* * * * *

Depomed’s Board of Directors Unanimously Rejects Revised Proposal from Horizon Pharma plc

Horizon’s Proposal Has Current Value Below $30 Per Share, Which Is Less Than Prior Proposal

NEWARK, Calif., Aug. 19, 2015 /PRNewswire/ — Depomed, Inc. (NASDAQ:  DEPO) (“Depomed” or the “Company”) today announced that its Board of Directors, after careful consideration and with the assistance of its financial and legal advisors, has unanimously rejected Horizon Pharma plc’s (NASDAQ: HZNP) (“Horizon”) revised proposal.

On August 13, 2015, Horizon revised its previous proposal and set an exchange ratio of 0.95 of Horizon shares for each share of Depomed, and offered to include up to 25% in cash subject to a reduction in the total consideration per share. Depomed notes that the all-stock proposal has a current value below $30 per share,[1] which is less than the $33 per share proposal Horizon previously made, and represents ownership in the combined company of less than 29%, which we believe is well below what Depomed would contribute to the combined company.[2]

Depomed today sent the following letter to Timothy P. Walbert, Chairman, President and Chief Executive Officer of Horizon:

August 19, 2015

Timothy P. Walbert
Chairman of the Board, President and Chief Executive Officer
Horizon Pharma plc
Connaught House, 1st Floor, 1 Burlington Road
Dublin 4, Ireland

Dear Tim,

The Depomed Board of Directors has unanimously rejected the most recent proposal by Horizon Pharma, plc (“Horizon”), that provided for an exchange ratio of 0.95 of Horizon shares for each share of Depomed, and offered to include up to 25% in cash subject to a reduction in the total consideration per share (the “Revised Proposal”).

The Board strongly believes that the Revised Proposal significantly undervalues Depomed, and does not reflect the value Depomed would contribute to the combined company or the value of the synergies from the transaction.  Specifically, the Revised Proposal has a current value below your prior proposal, and an all-stock transaction would result in the Depomed shareholders owning under 29% of the combined company (even without taking into account the potential dilution resulting from the vesting of the additional nine million performance stock units granted in the second quarter).

We have consistently communicated to you that in the absence of a compelling proposal, we believe it is not in the best interests of Depomed to engage with Horizon.  In addition, we believe many of your public and private assertions are completely inaccurate. However, it is counterproductive to have a back and forth when it would not change the fact that you have not made what we think is a compelling offer.  Our Board firmly believes that executing Depomed’s strategic plan will deliver substantially more value to Depomed shareholders than Horizon’s Revised Proposal.

Best regards,

Jim

Morgan Stanley & Co. LLC and Leerink Partners LLC are serving as financial advisors to Depomed and Baker Botts L.L.P. and Gibson, Dunn & Crutcher LLP are serving as legal counsel.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders. Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults. Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise, Nucynta ER and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology. Additional information about Depomed may be found at www.depomed.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to Depomed’s prospects as a standalone business, Depomed’s business strategy, expectations regarding Depomed’s future financial results and the ability to create shareholder value, expectations regarding anticipated growth and the future contributions and potential of NUCYNTA, and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans, objectives or expectations will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information

Depomed intends to file a revocation statement and revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation by Horizon Pharma, plc to be able to call a special meeting of Depomed shareholders (the “Horizon Special Meeting Solicitation”).  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

These documents, including any solicitation statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with the Horizon Special Meeting Solicitation.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on April 6, 2015.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2015 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 and in Depomed’s latest Quarterly Report on Form 10-Q.

Investor Contact:

Depomed, Inc.
August J. Moretti
Chief Financial Officer
510-744-8000
amoretti@depomed.com
or
Christopher Keenan
VP, Investor Relations and Corporate Communication
510-744-8000
ckeenan@depomed.com

Innisfree M&A Incorporated
Larry Miller / Jonathan Salzberger / Scott Winter
(212) 750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher
Eric Brielmann
415-869-3950

Andy Brimmer and Averell Withers
212-355-4449

[1] Based on the $31.27 closing price of Horizon’s common stock on August 19, 2015

[2] Based on median metrics from Bloomberg and Wall Street research reports available to Depomed published since each company revised its guidance (7/20/15 for Horizon and 7/29/15 for Depomed)

SOURCE Depomed, Inc.

STATEMENT:

Depomed today confirmed that it received a letter from Horizon Pharma plc with information about seven individuals that Horizon intends to nominate at a special meeting of shareholders. The Company will review the letter in due course.

Depomed noted that the record date to determine shareholders entitled to request a special meeting has not been set, and no special meeting date has been confirmed.  Accordingly, the Company believes that no action is required by shareholders at this time.

Important Additional Information

Depomed intends to file a revocation statement and revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation by Horizon Pharma, plc to be able to call a special meeting of Depomed shareholders (the “Horizon Special Meeting Solicitation”).  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

These documents, including any solicitation statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with the Horizon Special Meeting Solicitation.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on April 6, 2015.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2015 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 and in Depomed’s latest Quarterly Report on Form 10-Q.